UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 5, 2013

Date of Report (Date of earliest event reported)

Ruckus Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35734	54-2072041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	350 West Java Drive Sunnyvale, California	94089
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 265-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Ruckus Wireless, Inc. was held on June 5, 2013. Proxies for the Annual Meeting were solicited by our Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 74,355,102 shares of common stock entitled to vote at the Annual Meeting. A total of 49,941,906 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Gaurav Garg, James J. Goetz and William Kish were elected as Class I directors to hold office until the 2016 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Gaurav Garg	47,807,516	439,221	1,695,169
James J. Goetz	47,787,016	459,721	1,695,169
William Kish	47,822,097	424,640	1,695,169

In addition to the directors elected above, Georges Antoun, Mohan Gyani and Richard Lynch will continue to serve as Class II directors until the 2014 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. Stewart Grierson and Selina Lo will continue to serve as Class III directors until the 2015 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013 was ratified by the following vote:

For	Against	Abstain
49,357,315	210,136	374,455

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUCKUS WIRELESS, INC.

Dated: June 6, 2013

	By:	/s/ Scott Maples
Scott Maples
Vice President, General Counsel and Corporate Secretary